UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

ELEVEN BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36296	26-2025616
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 400 Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 871-9911

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 24, 2014, Eleven Biotherapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional and accredited investors (the “Investors”), pursuant to which the Company will issue and sell an aggregate of 1,743,680 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) and warrants to purchase an aggregate of 871,840 shares of common stock (the “Common Warrants”) in a private placement (the “Offering”). Investors will pay $11.47 for a Share plus a Common Warrant to purchase one half of one share of common stock. The Common Warrants will be exercisable at an exercise price of $15.00 per share and will expire three years from the date of issuance.

The transaction is expected to close on or about December 2, 2014, subject to the satisfaction of certain customary closing conditions. The Company will receive aggregate gross proceeds from the Offering of approximately $20 million and pay aggregate placement agent fees of approximately $1.4 million. Citigroup Global Markets Inc., Cowen and Company, LLC and Leerink Partners LLC are acting as placement agents in connection with the Offering.

Common Warrants

The Common Warrants to be issued will be exercisable for shares of the Company’s common stock at an exercise price of $15.00 per share until the three year anniversary of the date of issuance, and will be exercisable for cash or by net exercise. The number of shares that may be exercised shall be limited to ensure that, following such exercise, the number of shares of Common Stock beneficially owned by the Investor does not exceed 9.999% of the number of shares of Common Stock then issued and outstanding, unless waived by the Investor. Notwithstanding the foregoing, no Investor is permitted to exercise a Common Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Investor would exceed 19.999% of the number of shares of Common Stock then issued and outstanding, unless and until such limitation is no longer required by applicable NASDAQ Marketplace Rules.

Registration Rights Agreement

Also on November 24, 2014, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company became obligated to register for resale the Shares, as well as shares of the Company’s common stock issued upon exercise of the Common Warrants (the “Common Warrant Shares”), held by the Investors in connection with the Offering. Under the Registration Rights Agreement, the Company has agreed to use its commercially reasonable best efforts to file a registration statement under which the Investors could sell their Shares and Common Warrant Shares. The Company has agreed to use reasonable best efforts to keep such registration statement effective until the date the Shares and Common Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares.

In the event the Registration Statement has not been filed by 30 days following the closing date, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor per 30-day period or pro rata for any portion thereof during which no Registration Statement is filed with respect to the Registrable Securities. Moreover, in the event (i) the Registration Statement covering the Registrable Securities is not declared effective by the Securities and Exchange Commission (the “SEC”) prior to the earlier of five trading days after the date which the Company is notified that the Registration Statement will not be reviewed by the SEC staff or is not subject to further review and comment by the SEC staff, (ii) the Registration Statement has not been declared effective by 90 days following the closing date, if the SEC staff determines not to review the Registration Statement, or the Registration Statement has not been declared effective by 120 days following the closing date if the SEC staff determines to review the Registration Statement or (iii) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor per 30-day period or pro rata for any portion thereof following the date by which the Registration Statement should have been effective, subject to specified exceptions.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Securities Purchase Agreement, the Common Warrants and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the Shares and Common Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares and Common Warrants will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the Shares and Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and Common Warrants in violation of the United States federal securities laws.

Item 8.01 Other Events.

On November 25, 2014, the Company issued a press release announcing the Offering. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION

Statements in this Form 8-K that are not strictly historical are forward-looking statements regarding the Offering. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include any event that would cause the Company or the Investors to breach any of their representations and warranties under the Securities Purchase Agreement. Additional risk factors are identified in the Company’s filings with the SEC, including the Company’s filings on Forms 10-Q and 10-K. The Company assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEVEN BIOTHERAPEUTICS, INC.

Date: December 1, 2014	By:	/s/ Abbie C. Celniker
Abbie C. Celniker, Ph.D. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated November 24, 2014, by and among the Company and the persons party thereto

10.2	Form of Warrant to Purchase Common Stock, by and between the Company and the persons party thereto

10.3	Registration Rights Agreement, dated November 24, 2014, by and among the Company and the persons party thereto

99.1	Press Release, dated November 25, 2014